Exhibit 99.1

Crinetics Pharmaceuticals Reports Fourth Quarter and Full Year 2025 Financial Results
and Provides Business Update
PALSONIFY™ (Paltusotine) Net Product Revenue of $5.4 Million for Fourth-Quarter 2025, with >200 Enrollment Forms at the End of December
Operationally Seamless Phase 2/3 Study of Atumelnant for the Treatment of ACTH-Dependent Cushing's Syndrome to Initiate in the First Half of 2026
Multiple Clinical Trials Initiated for Early- and Late-Stage Candidates
Management Hosting Conference Call at 4:30 p.m. ET Today
SAN DIEGO – February 26, 2026 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a global pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors, today reported financial results for the fourth quarter and full year ended December 31, 2025.
“2025 was a breakout year for Crinetics, as the approval and launch of Palsonify demonstrated our ability to bring an innovative therapy from concept to the patients who need it most,” said Scott Struthers, Ph.D., founder and chief executive officer of Crinetics. “With strong launch dynamics, we are now focused on building a business capable of scaling that success. We have the commercial infrastructure, the pipeline depth and the capital to build a premier, multi-product company that will define the future of endocrinology.”
Full Year 2025 and Recent Highlights:
•Secured FDA approval on September 25, 2025 for PALSONIFY as the first and only once-daily oral somatostatin receptor ligand for the treatment of acromegaly. The subsequent U.S. commercial launch in Q4 2025 demonstrated strong early execution, generating $5.4 million in net product revenue and over 200 enrollment forms at the end of December 2025. In addition, over 125 unique HCPs prescribed PALSONIFY in Q4 2025.
•Today announced that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) has adopted a positive opinion, recommending the marketing authorization of PALSONIFY (paltusotine) for the medical treatment of adult patients with acromegaly. The positive opinion is now referred to the European Commission (EC) for an approval decision. PALSONIFY was previously granted Orphan Designation by the EMA in February of 2025.
•Reported positive data from the Phase 2 open-label study of atumelnant in patients with congenital adrenal hyperplasia (CAH), with 88% of participants in Cohort 4 reducing glucocorticoid doses to physiologic replacement levels by week 12, while maintaining androstenedione (A4) reductions similar to those observed in earlier cohorts. Across all cohorts of the Phase 2 open-label study, atumelnant administration has resulted in rapid, substantial and sustained statistically significant reduction in A4 levels. Atumelnant has been well-tolerated and treatment with atumelnant has been associated with significant clinical improvements. These results reinforce the strong clinical rationale for the ongoing pivotal Phase 3 development program and highlight atumelnant's potential as a best-in-class oral ACTH antagonist.
•Initiated three pivotal trials including the CAREFNDR Phase 3 trial evaluating paltusotine for carcinoid syndrome, the CALM-CAH Phase 3 trial evaluating atumelnant in adults with congenital adrenal hyperplasia (CAH), and the BALANCE-CAH Phase 2/3 trial addressing the critical unmet need in pediatric CAH patients.
•Finalized protocol for the pivotal seamless Phase 2/3 EQUILIBRIUM study of atumelnant in patients with ACTH-dependent Cushing’s Syndrome with the first patient expected to enroll in the first half of 2026.

•Brought the first candidate from our proprietary nonpeptide drug conjugate (NDC) platform, CRN09682, into clinical development with the initiation of the BRAVESST2 Phase 1/2 trial. The study is evaluating CRN09682 in patients with SST2-expressing neuroendocrine tumors (NETs) and other solid tumors, validating the company's intent to extend its endocrine expertise into GPCR-targeted oncology indications.
Fourth Quarter and Full Year 2025 Financial Results:
•Revenue was $6.2 million and $7.7 million for the quarter and year ended December 31, 2025, compared to $0.0 million and $1.0 million for the same periods in 2024. Revenue for the quarter and year ended December 31, 2025 includes $5.4 million in net product revenue from the U.S. commercial launch of PALSONIFY.
•Cost of product revenue was $1.1 million for the quarter and year ended December 31, 2025, primarily related to costs in expanding our commercial manufacturing capacity.
•Research and development expenses were $85.1 million and $332.1 million for the quarter and year ended December 31, 2025, compared to $66.6 million and $240.2 million for the same periods in 2024, and compared to $90.5 million in the quarter ended September 30, 2025. The increase compared to the prior year period reflects our continued commitment and investments in paltusotine, atumelnant, and other research and development programs. The sequential decline compared to the prior quarter was primarily due to pre-approval and launch costs, as well as startup costs associated with our ongoing Phase 3 trials, which were recognized in the third quarter but not the fourth quarter.
•Selling, general and administrative expenses were $53.7 million and $191.3 million for the quarter and year ended December 31, 2025, compared to $28.2 million and $99.7 million for the same periods in 2024, and compared to $52.3 million in the quarter ended September 30, 2025. The increase compared to the prior year period is related to our commercial organization build-out and investment in our overall infrastructure as a commercialized company. The stability compared to the prior quarter reflects the company’s strategic decision to put in place key investments for commercialization, including field force, commercial team and corporate functions, prior to approval of PALSONIFY.
•Net loss was $122.8 million and $465.3 million for the quarter and year ended December 31, 2025, compared to net loss of $80.6 million and $298.4 million for the same periods in 2024.
•Crinetics used $326.2 million of net total cash, cash equivalents, and investment securities in 2025, which was below our guidance range of $340 million to $370 million.
•Cash, cash equivalents, and investment securities totaled $1.0 billion as of December 31, 2025, compared to $1.4 billion as of December 31, 2024. On January 8, 2026, Crinetics completed an underwritten public offering of 8,763,000 shares of its common stock at a price to the public of $45.95 per share, which included 1,143,000 shares of common stock issued pursuant to the underwriters' option to purchase additional shares. Net proceeds from the offering were approximately $380.0 million, after underwriting discounts and commissions and other offering costs. Immediately after the completion of this public offering, Crinetics had approximately $1.4 billion in cash, cash equivalents, and investment securities.
Guidance and Outlook:
•Crinetics expects 2026 operating expenses presented in accordance with U.S. generally accepted accounting principles (“GAAP”) to be between $600 million to $650 million and non-GAAP operating expenses – which exclude cost of product revenue, stock-based compensation, depreciation and amortization – to be between $480 million to $520 million.
•Crinetics is unable to reconcile forward-looking non-GAAP operating expenses to the most directly comparable GAAP measure without unreasonable effort because the items that are being excluded are difficult to predict or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our forward-looking estimates and GAAP results. Such items include cost of product revenue, stock-based compensation, depreciation and amortization. See "Use of Non-GAAP Financial Measures".

Conference Call and Webcast Details
Management will hold a live conference call and webcast today, Thursday, February 26 at 4:30 p.m. ET. To participate, please dial 1-833-470-1428 (domestic) or 1-646-844-6383 (international) and refer to Access Code 027322. To access the webcast, the direct link (here) or visit the Events page of the Crinetics website. Following the live event, the webcast will be archived on the Investor Relations section of www.crinetics.com.
About Crinetics Pharmaceuticals
Crinetics Pharmaceuticals is a global pharmaceutical company committed to transforming the treatment of endocrine diseases and endocrine-related tumors through science rooted in patient needs. Crinetics is focused on discovering, developing, and commercializing novel therapies, with a core expertise in targeting G-protein coupled receptors (GPCRs) with small molecules that have specifically tailored pharmacology and properties.
Crinetics’ lead product, PALSONIFY (paltusotine), is the first once-daily, oral treatment approved by the U.S. FDA for the treatment of adults with acromegaly who had an inadequate response to surgery and/or for whom surgery is not an option. Paltusotine is also in clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics’ deep pipeline of 10+ disclosed programs includes late-stage investigational candidate atumelnant, which is currently in development for congenital adrenal hyperplasia and ACTH-dependent Cushing’s syndrome, and CRN09682, a nonpeptide drug conjugate candidate that is being developed to treat SST2 expressing neuroendocrine tumors and other SST2 expressing solid tumors. Additional discovery programs address a variety of endocrine conditions such as neuroendocrine tumors, Graves’ disease (including Graves’ hyperthyroidism and Graves’ orbitopathy, or thyroid eye disease), polycystic kidney disease, hyperparathyroidism, diabetes, obesity, and GPCR-targeted oncology indications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the Company’s ability to effectively commercialize PALSONIFY, the expected timing of initiation of a Phase 2/3 program of atumelnant for ACTH-dependent Cushing’s syndrome; the plans and timelines for the clinical development of our drug candidates, including the therapeutic potential and clinical benefits or safety profile thereof; the expected timing of additional research pipeline updates or the expected timing of the advancement of those programs; the expected timing of receipt of a final decision from the EC; and expected 2026 GAAP and non-GAAP operating expenses. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including, without limitation, data that we report may change following completion or a more comprehensive review of the data related to the clinical studies; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; geopolitical events may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical studies and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical studies and nonclinical studies; regulatory developments or political changes, including policies related to pricing and pharmaceutical drug reimbursement, in the United States and foreign countries; clinical studies and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development; Crinetics may use its capital resources sooner than expected or our cash burn rate may accelerate; any future impacts to our business resulting from geopolitical developments outside our control; and the other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
Use of Non-GAAP Financial Measures
Crinetics has presented certain unaudited non-GAAP operating expenses and forward-looking non-GAAP operating expenses. Non-GAAP operating expenses exclude cost of product revenue, stock-based compensation, depreciation and amortization. Crinetics excludes cost of product revenue, stock-based compensation, depreciation and amortization because management believes the exclusion of these items is helpful to investors to evaluate Crinetics’ recurring operational performance. Crinetics management uses this non-GAAP financial measure to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Crinetics is unable to reconcile forward-looking non-GAAP operating expenses to the most directly comparable GAAP measure without unreasonable effort because the items that are being excluded are difficult to predict or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our forward-looking estimates and GAAP results. Such items include cost of product revenue, stock-based compensation, depreciation and amortization.

CRINETICS PHARMACEUTICALS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data)
(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$5,420	$—	$5,420	$—
Collaboration and license revenue	741	—	2,276	1,039
Total revenue, net	6,161	—	7,696	1,039
Operating expenses:
Cost of product revenue	1,076	—	1,076	—
Research and development	85,053	66,566	332,058	240,156
Selling, general and administrative	53,698	28,179	191,331	99,737
Total operating expenses	139,827	94,745	524,465	339,893
Loss from operations	(133,666)	(94,745)	(516,769)	(338,854)
Total other income, net	11,031	14,150	51,632	40,916
Loss before income taxes	(122,635)	(80,595)	(465,137)	(297,938)
Income tax expense	180	—	180	—
Loss before equity method investment	(122,815)	(80,595)	(465,317)	(297,938)
Loss on equity method investment	—	—	—	(470)
Net loss	$(122,815)	$(80,595)	$(465,317)	$(298,408)
Net loss per share — basic and diluted	$(1.29)	$(0.88)	$(4.95)	$(3.69)
Weighted average shares — basic and diluted	95,096	91,494	94,057	80,783

CRINETICS PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$101,536	$264,545
Restricted cash	—	500
Investment securities, amortized cost of $924,317 at December 31, 2025 and $1,088,561 at December 31, 2024	926,353	1,089,524
Trade accounts receivable, net	592	—
Inventory	2,022	—
Prepaid expenses and other current assets	17,839	20,819
Total current assets	1,048,342	1,375,388
Property and equipment, net	14,296	12,068
Operating lease right-of-use assets	40,492	43,507
Restricted cash, net of current portion	800	800
Prepaid expenses and other assets, net of current portion	22,327	2,829
TOTAL ASSETS	$1,126,257	$1,434,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$41,770	$21,469
Accrued compensation and related expenses	35,578	28,887
Deferred revenue	1,235	2,176
Operating lease liabilities	6,489	7,152
Total current liabilities	85,072	59,684
Operating lease liabilities, non-current	42,052	44,570
Deferred revenue, non-current	3,810	4,704
Other non-current liabilities	3,240	829
TOTAL LIABILITIES	134,174	109,787
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par; 10,000 shares authorized, no shares issued or outstanding at December 31, 2025 or 2024	—	—
Common stock and paid-in capital, $0.001 par; 200,000 shares authorized, 95,575 shares issued and outstanding at December 31, 2025; 92,926 shares issued and outstanding at December 31, 2024	2,407,757	2,275,952
Accumulated other comprehensive income	1,865	963
Accumulated deficit	(1,417,427)	(952,110)
Stock held in trust	(112)	—
TOTAL STOCKHOLDERS’ EQUITY	992,083	1,324,805
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,126,257	$1,434,592

CRINETICS PHARMACEUTICALS, INC.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(Unaudited)

	Year ended December 31,
(In thousands)	2025	2024
GAAP operating expenses	$524,465	$339,893
Adjustments:
Cost of product revenue	(1,076)	—
Stock-based compensation	(91,024)	(69,386)
Depreciation and amortization	(3,890)	(2,785)
Non-GAAP operating expenses	$428,475	$267,722

Investors:
Gayathri Diwakar
Head of Investor Relations
gdiwakar@crinetics.com
(858) 345-6340

Media:
Natalie Badillo
Head of Corporate Communications
nbadillo@crinetics.com
(858) 345-6075